Exhibit 99.1

	Investor Contact:	Jennifer Gordon (212) 536-8244
	Media Contact:	Robert Young (346) 319 8783
News Release

FOR IMMEDIATE RELEASE

HESS MIDSTREAM LP INCREASES DISTRIBUTION PER SHARE LEVEL BY 10%, REITERATES ANNUAL TARGETED DISTRIBUTION GROWTH PER CLASS A SHARE FROM NEW LEVEL AND ANNOUNCES ACCRETIVE $750 MILLION SPONSOR UNIT REPURCHASE

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Increased quarterly distribution to $0.5042 per Class A share for the quarter ended June 30, 2021, an approximate 11% increase compared to the quarterly distribution per Class A share for the first quarter of 2021, reflecting a 10% increase in the per share distribution level in addition to the 5% annual distribution per share growth target

•	Reiterated annual distribution per share growth target of at least 5% through 2023 from this new higher per share distribution level

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Announced agreement by Hess Midstream Operations LP to repurchase $750 million of Class B units from affiliates of Hess Corporation and Global Infrastructure Partners in a transaction that increases Class A Shareholder percentage ownership and delivers immediate distributable cash flow per share accretion

•	Continued financial flexibility for potential future accretive opportunities, including additional return of capital to shareholders

HOUSTON, July 28, 2021 — Hess Midstream LP (NYSE: HESM) (“Hess Midstream”), today announced that the Board of Directors of its general partner (the “Board”) approved an approximate 11% increase in its quarterly distribution per Class A share for the second quarter of 2021 as compared to the first quarter of 2021. This increase consists of a 10% immediate increase in Hess Midstream’s distribution level per Class A share in addition to its targeted 5% annualized increase in distributions per Class A share. The Board also approved a $750 million unit repurchase by Hess Midstream’s subsidiary, Hess Midstream Operations LP, from affiliates of Hess Corporation and Global Infrastructure Partners, Hess Midstream’s sponsors, at a price of $24.00 per unit.

“With this announcement, we are demonstrating our financial flexibility to deliver immediate, accretive and meaningful return of capital to our shareholders,” said Jonathan Stein, Chief Financial Officer of Hess Midstream. “The unit repurchase optimizes our capital structure to our conservative 3.0x Debt/Adjusted EBITDA target by providing accretion to shareholders, while the distribution increase returns free cash flow to our shareholders on an ongoing basis while maintaining 1.4x coverage. Following the distribution increase and the unit repurchase, we expect to continue to have financial flexibility, including expected ongoing free cash flow after distributions and leverage declining below our 3.0x Debt/Adjusted EBITDA target as early as 2022, allowing for potential future accretive opportunities, including incremental return of capital to shareholders.”

The distribution increase represents an increase in distributions per Class A share by 10% relative to previously targeted distributions. The $750 million unit repurchase is consistent with Hess Midstream’s targeted 3.0x Debt / Adjusted EBITDA level on a full-year 2021 basis and is expected to be approximately 8% accretive on a distributable cash flow per Class A share basis. The unit repurchase is expected to result in distribution savings to Hess Midstream of approximately $30 million in the second half of 2021 on a consolidated basis.

Distribution Increase Summary

The Board declared a quarterly cash distribution of $0.5042 per Class A share for the quarter ended June 30, 2021. The distribution represents an approximate 11% increase compared to the distribution for the first quarter of 2021, consisting of a 10% announced increase in addition to a quarterly increase consistent with Hess Midstream’s targeted 5% growth in annual distributions per Class A share.

Hess Midstream continues to target annual distribution per Class A share growth of at least 5% through 2023 from this new higher level and expected annual distribution coverage of greater than 1.4x.

The quarterly distribution will be payable on August 13, 2021 to Class A shareholders of record as of the close of business on August 9, 2021.

Unit Repurchase Summary

Hess Midstream Operations LP, Hess Midstream’s consolidated subsidiary, agreed to repurchase approximately 31 million Class B units of Hess Midstream Operations LP, equal to approximately 11% of the consolidated company, held by affiliates of Hess Corporation and Global Infrastructure Partners for an aggregate purchase price of $750 million. The purchase price per Class B unit is $24.00, representing an approximate 4% discount to the 30-day volume weighted average trading price of Hess Midstream Class A shares through July 27, 2021. As a result of the unit repurchase transaction, public ownership of Hess Midstream on a consolidated basis will increase to approximately 9.5%. The terms of the proposed unit repurchase transaction was unanimously approved by the Board, based on the approval and recommendation of its conflicts committee composed solely of independent directors. The unit repurchase is anticipated to close in August 2021, following the record date for the quarterly distribution for the quarter ended June 30, 2021, such that Sponsors will receive the quarterly distribution on their currently outstanding Class B units. Hess Midstream expects to fund the unit repurchase through debt financing.

About Hess Midstream

Hess Midstream LP is a fee-based, growth-oriented midstream company that operates, develops and acquires a diverse set of midstream assets to provide services to Hess Corporation and third-party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results, including our ability to increase our distributions or achieve our targeted distribution growth rate or reduce leverage below our debt/Adjusted EBITDA target; our business strategy and profitability; the expected timing and completion of the Class B unit repurchase from Hess and GIP; and our ability to execute future accretive opportunities, including incremental return of capital to shareholders.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the direct and indirect effects of the COVID-19 global pandemic and other public health developments on our business and those of our business partners, suppliers and customers, including Hess; the ability of Hess and other parties to satisfy their obligations to us, including Hess’ ability to meet its drilling and development plans on a timely basis or at all and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; fluctuations in the prices and demand for crude oil, natural gas and NGLs, including as a result of the COVID-19 global pandemic; changes in global economic conditions and the effects of a global economic downturn on our business and the business of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; our ability to satisfy the closing conditions of the Class B unit repurchase, including obtaining necessary debt financing; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Non-GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non GAAP measures to facilitate comparisons of past performance and future periods. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non-cash, non-recurring items, if applicable. “Distributable cash flow” or “DCF” is defined as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation.